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EXHIBIT 10.4



                               SECURITY AGREEMENT


         THIS AGREEMENT is made this 14th day of November, 1996, by ARMOR HOLDINGS, INC., a Delaware corporation (the "Debtor"), whose address is 191 Nassau Place Road, Yulee, Florida 32097, in favor of BARNETT BANK, N.A. (the "Secured Party"), whose address is 50 N. Laura Street, Jacksonville,
Florida 32202.

         For good and valuable consideration, the Debtor agrees as follows:

          I. Security Interest. In consideration of and as an inducement for the Secured Party's extending or continuing to extend credit to the Debtor, the Debtor hereby gives the Secured Party a continuing and unconditional security interest (the "Security Interest") in, and assigns to the Secured Party, the assets described below and all parts, accessories, attachments, additions, replacements, accessions, substitutions, increases, profits, income, distributions, proceeds and products thereof and thereto in any form (including, without limitation, insurance proceeds) together with all records (including, without limitation, computer tapes, disks and records) relating thereto (the "Collateral"):

                  A. All of the Debtor's inventory (whether now owned or hereafter acquired), including without limitation all goods held for sale or lease or to be furnished under contracts of service, raw materials, work in process and materials to be used or consumed in the Debtor's business.

                  B. All of the Debtor's right to receive payments from any source and for any reason (whether characterized as accounts, chattel paper, choses-in-action, contract rights, general intangibles, instruments, notes or otherwise) (whether now existing or hereafter arising) including, without limitation, the Debtor's right to receive payments for goods and other products sold or leased or for services rendered, whether or not earned by performance or recognized or billed by the Debtor.

                  C. All of the Debtor's receivables and accounts
         (whether now existing or hereafter arising).

          The Collateral also includes other assets of the same class or classes hereafter owned or acquired by the Debtor and the Secured Party shall have a security interest in all such after acquired assets and all parts, accessories, attachments, additions, replacements, accessions, substitutions, increases, profits, income, distributions, proceeds and products thereof in any form.

          II. Indebtedness Secured. The borrowing relationship between the Debtor and the Secured Party may be a continuing one and may include numerous types of extensions of credit, loans, overdraft


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payments or advances made directly or indirectly to or for the benefit of the
Debtor. Accordingly, this Agreement and the Security Interest created by it secures payment of all obligations of any kind owing by the Debtor to the Secured Party (the "Indebtedness"). The Indebtedness includes, without limitation, those obligations of the Debtor which: (a) are now existing or hereafter incurred; (b) are direct or indirect; or (c) arise from loans, guaranties, endorsements, letters of credit, reimbursement agreements, drafts, acceptances or otherwise. The Indebtedness may be: (a) related or unrelated to the extension of credit contemplated in that certain Loan Agreement, dated as of the date hereof between the Debtor and the Secured Party (as amended or restated from time to time, the "Loan Agreement"), or any extensions, renewal or modifications thereof; (b) of the same or a different class as the primary obligation; and (c) from time to time reduced or extinguished and thereafter increased or re-incurred. The Indebtedness specifically includes, without limitation, any sums advanced and any expenses or obligations incurred by the Secured Party pursuant to this Agreement or any other agreement concerning, evidencing or securing obligations of the Debtor to the Secured Party and any liabilities of the Debtor to the Secured Party arising from any sources whatsoever.

          III. Warranties of Debtor. The Debtor warrants and so long as this Agreement continues in force shall be deemed continuously to warrant that:

                  A. The Debtor is the owner of the Collateral free of all security interests or other encumbrances, except the Security Interest and except for liens and other matters set forth on Exhibit "A" attached hereto.

                  B. The Debtor is authorized to enter into the Security Agreement.

                  C. The Collateral is used or bought for use primarily in business or professional operations.

                  D. The Collateral is or will be located at the Debtor's addresses specified on Exhibit "B" attached hereto.

                  E. The chief executive office of the Debtor is at the address set forth above. The Debtor does not operate under any trade names.

                  F. Each instrument, account, general intangible, receivable and chattel paper constituting the Collateral is genuine and enforceable in accordance with its terms against the party obligated to pay the same (the "Account Debtor"), and each Account Debtor has no defense, setoff, claim or counterclaim against the Debtor.


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                  G. The amount represented by the Debtor to the Secured
         Party as owing by each Account Debtor or by all Account
         Debtors is the correct amount actually and unconditionally owing by such Account Debtor or Debtors, except for normal cash discounts where applicable.

                  H. If the Collateral is or will become a fixture, it will be affixed to or located on real property at the Debtor's addresses specified in Exhibit "B". The real property to or on which the Collateral will be affixed is owned by the persons and described as set forth in Exhibit "B" attached hereto.

          IV. Covenants of Debtor. So long as this Agreement has not been terminated as provided hereafter, the Debtor: (a) will defend the Collateral against the claims of all other persons except for liens and other matters set forth on Exhibit "A" attached hereto; (b) will keep the Collateral free from all security interests or other encumbrances, except the Security Interest and except for liens and other matters set forth on Exhibit "A" attached hereto;
(c) will not assign, deliver, sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein without the prior written consent of the Secured Party, except that prior to an Event of Default, the Debtor may sell or lease inventory in the ordinary course of the Debtor's business; (d) will keep in accordance with generally accepted accounting principles consistently applied, accurate and complete records concerning the Collateral and upon the Secured Party's request will mark any of such records and all or any other Collateral to give notice of the Security Interest and will permit the Secured Party or its agents to inspect the Collateral and to audit and make abstracts of such records or any of the Debtor's books, ledgers, reports, correspondence and other records; (e) upon demand, will deliver to the Secured Party any documents of title and any chattel paper representing or relating to the Collateral or any part thereof, schedules, invoices, shipping or delivery receipts, purchase orders, contracts or other documents representing or relating to purchases or other acquisitions or sales or leases or other dispositions of the Collateral and proceeds thereof and any and all other schedules, documents and statements which the Secured Party may from time to time reasonably request; (f) will notify the Secured Party immediately of any default by Account Debtors in payment or other performance of material obligations with respect to any Collateral; (g) without the Secured Party's written consent, will not make or agree to make any alteration, modification or cancellation of or substitution for or credits adjustments or allowances on any Collateral; (h) will keep the Collateral at the addresses specified in Exhibit "B" until the Secured Party is notified in writing of any change in its location, and the Debtor will not change the location of the Debtor's chief executive office without the written consent of the Secured Party (which consent shall not be unreasonably withheld or delayed), except that the Debtor shall be entitled to change its chief executive office to a

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location in Jacksonville, Florida without the Secured Party's prior consent;
(i) will notify the Secured Party promptly in writing of any change in the Debtor's address, name, trade names or identity from that specified above or of any change in the location of the Collateral; (j) will permit the Secured Party or its agents to inspect the Collateral; (k) will keep the Collateral in good condition and repair and will not use the Collateral in violation of any provisions of this Agreement, any applicable statute, regulation or ordinance or any policy of insurance insuring the Collateral; (l) will execute and deliver to the Secured Party such financing statements, landlord waivers and other documents reasonably requested by the Secured Party, and take such other action and provide such further assurances as the Secured Party may reasonably deem advisable to evidence, perfect or enforce the Security Interest created by this Agreement; (m) will pay all taxes, assessments and other charges of every nature which may be levied or assessed against the Collateral (unless the same are being contested in good faith); (n) will insure the Collateral against risks by obtaining policies (none of which shall be cancellable without at least 30 days prior written notice to the Secured Party) in coverage, form and amount and with companies reasonably satisfactory to the Secured Party, containing a loss payee provision in favor of the Secured Party, and at the Secured Party's request will deliver each policy or certificate of insurance therefor to the Secured Party; (o) will prevent any part of the Collateral from becoming an accession to other goods not covered by this Agreement; (p) will prevent the Collateral or any part of the Collateral from becoming a fixture (unless the Collateral is specified as a fixture); and (q) if any certificate of title may be issued with respect to any of the Collateral, will cause the Secured Party's interest under this Agreement to be noted on the certificate and will deliver the original certificate to the Secured Party.

          V.      Verification.  The Secured Party may verify any
Collateral in any manner and through any medium which the Secured
Party may deem appropriate, and the Debtor shall furnish such assistance as the Secured Party may reasonably require in connection therewith.

          VI.     Default.

                  A. Each of the following shall constitute an "Event of Default" hereunder: (i) the occurrence of an Event of Default under the Loan Agreement; (ii) failure by the Debtor to perform any material obligations under this Agreement or under any other agreement between the Debtor and the Secured Party or by the Debtor in favor of the Secured Party, time being of the essence (subject, however, to any applicable notice and cure periods); (iii) material falsity in any certificate, statement, representation, warranty or audit at any time furnished by or on behalf of the Debtor or any endorser or guarantor or any other party liable for payment of all or part


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         of the Indebtedness, pursuant to or in connection with this Agreement or otherwise to the Secured Party, including warranties in this Agreement and including any omission to disclose any substantial contingent or liquidated liabilities required to be disclosed) or any material adverse change in facts disclosed by any certificate, statement, representation, warranty or audit furnished to the Secured Party; or (iv) any attachment or levy against the Collateral or any other occurrence which inhibits the Secured Party's free access to the Collateral (including, without limitation, the Secured Party's receipt of any notice from a lessor of real property where collateral is located indicating that the lease will be terminated prior to its scheduled termination date) (except, however, that the relocation of the Debtor's principal offices to Jacksonville, Florida shall not be deemed an Event of Default hereunder or under any other Loan Document).

                  B. Upon the occurrence of an Event of Default, the Secured Party may exercise such remedies and rights as are available hereunder, under the Loan Agreement or otherwise (including without limitation, acceleration of the Indebtedness or any part thereof).

                  C. Upon the occurrence of any Event of Default, the Secured Party's rights with respect to the Collateral shall be those of a secured party under the Uniform Commercial Code and any other applicable law in effect from time to time. The Secured Party shall also have any additional rights granted herein and in any other agreement now or hereafter in effect between the Debtor and the Secured Party. If requested by the Secured Party, the Debtor will assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party.

                  D. The Debtor agrees that any notice by the Secured Party of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to the Debtor if the notice is mailed by regular or certified mail, postage prepaid, at least five days before the action to the Debtor's address as specified in this Agreement or to any other address which the Debtor has specified in writing to the Secured Party as the address to which notices shall be given to the Debtor.

                  E. The Debtor shall pay all costs and expenses incurred by the Secured Party in enforcing this Agreement, realizing upon any Collateral and collecting any Indebtedness (including a reasonable attorney's fee) whether suit is brought or not and whether incurred in connection with collection, trial, appeal or otherwise and, to the extent of the Debtor's liability for repayment of any of the Indebtedness, shall be liable for any deficiencies in the event the proceeds of


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         disposition of the Collateral do not satisfy the Indebtedness in full. Nothing contained herein shall be deemed to require the Secured Party to proceed against the Collateral or any part thereof before or as a condition to the pursuit of any of its other rights and remedies in respect of the Indebtedness.

         VII.     Miscellaneous.

                  A. The Debtor authorizes the Secured Party at the
         Debtor's expense to file any financing statements relating to the Collateral (without the Debtor's signature thereon) which the Secured Party deems appropriate and the Debtor irrevocably appoints the Secured Party as the Debtor's attorney-in-fact to execute any such financing statements in the Debtor's name and to perform all other acts which the Secured Party deems appropriate to perfect and to continue perfection of the Security Interest.

                  B. The Debtor hereby irrevocably consents to any act by the Secured Party or its agents in entering upon any premises for the purposes of either (i) inspecting the Collateral or (ii) taking possession of the Collateral after any Event of Default in any commercially reasonable manner; and the Debtor hereby waives its right to assert against the Secured Party or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

                  C. The Debtor authorizes the Secured Party to collect and apply against the Indebtedness any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Collateral and appoints the Secured Party as the Debtor's attorney-in-fact to endorse any check or draft representing such proceeds or refund.

                  D. Upon the Debtor's failure to perform any of its duties hereunder, the Secured Party may, but it shall not be obligated to, perform any of the duties and the Debtor shall forthwith upon demand reimburse the Secured Party for any expenses incurred by the Secured Party in so doing.

                  E. No delay or omission by the Secured Party in exercising any right hereunder or with respect to any Indebtedness shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude the Secured Party from any other or further exercise of the right or the exercise of any other right or remedy. The Secured Party may cure any Event of Default by the Debtor in any reasonable manner without waiving the Event of Default so cured and without waiving any other prior or subsequent Event of Default by the Debtor. All rights and remedies of the Secured Party under this Agreement and under the Uniform Commercial Code shall be deemed cumulative.


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                  F. The Secured Party shall exercise reasonable care in the custody and preservation of the Collateral to the extent required by law and it shall be deemed to have exercised reasonable care if it takes such action for that purpose as the Debtor shall reasonably request in writing; however, no omission to do any act not requested by the Debtor shall be deemed a failure to exercise reasonable care and no omissionto comply with any requests by the Debtor shall of itself be deemed a failure to exercise reasonable care. The Secured Party shall have no obligation to take and the Debtor shall have the sole responsibility for taking any steps to preserve rights against all prior parties to any instrument or chattel paper in the Secured Party's possession as Collateral or as proceeds of the Collateral. The Debtor waives notice of dishonor and protest of any instrument constituting Collateral at any time held by the Secured Party on which the Debtor is in any way liable and waives notice of any other action taken by the Secured Party.

                  G. After the occurrence of any Event of Default, the Secured Party may notify any Account Debtor of the Security Interest and may also direct such Account Debtor to make all payments on the Collateral to the Secured Party. All payments on and other proceeds from the Collateral received by the Secured Party directly or from the Debtor shall be applied to the Indebtedness in such order and manner and at such time as the Secured Party shall in its sole discretion determine. Unless the Secured Party notifies the Debtor in writing that it dispenses with one or more of the following requirements, any payments on or other proceeds of the Collateral received by the Debtor after notification to any Account Debtor in accordance with the terms hereof shall be held by the Debtor in trust for the Secured Party in the same medium in which received, shall not be commingled with any assets of the Debtor and shall be turned over to the Secured Party not later than the next business day following the day of their receipt. The Debtor shall also promptly notify the Secured Party of the return to or repossession by the Debtor of goods underlying any Collateral.

                  H. The Debtor authorizes the Secured Party without affecting the Debtor's obligations hereunder from time to time (i) to take from any party and hold collateral (other than the Collateral) for the payment of the Indebtedness or any part thereof, and to exchange, enforce or release such collateral or any part thereof, (ii) to accept and hold the endorsement or guaranty of payment of the Indebtedness or any part thereof and to release or substitute any such endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Indebtedness or any part thereof or any party in any way obligated to pay the Indebtedness or any part thereof; and (iii) upon the occurrence of any Event of Default to direct the manner of the

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         disposition of the Collateral and any other collateral and the enforcement of any endorsements or guaranties relating to the Indebtedness or any part thereof as the Secured Party in its sole discretion may determine.

                  I. The Secured Party may demand, collect and sue for all proceeds (either in the Debtor's name or the Secured
         Party's name at the Secured Party's option), with the right to enforce, compromise, settle or discharge any proceeds. The Debtor irrevocably appoints the Secured Party as the Debtor's attorney-in-fact to endorse the Debtor's name on all checks, commercial paper and other instruments pertaining to the proceeds before or after the occurrence of an Event of Default.

                  J. The rights and benefits of the Secured Party under this Agreement shall, if the Secured Party agrees, inure to any party acquiring an interest in the Indebtedness or any part thereof.

                  K. The terms "Secured Party" and "Debtor" as used in this Agreement include the heirs, personal representatives and successors or assigns of those parties.

                  L. If more than one Debtor executes this Agreement, the term "Debtor" includes each of the Debtors as well as all of them, and their obligations under this Agreement shall be joint and several.

                  M. This Agreement may not be modified or amended nor shall any provision of it be waived except in writing signed by the Debtor and by an authorized officer of the Secured Party.

                  N. This Agreement shall be construed under the Florida Uniform Commercial Code and any other applicable laws in effect from time to time.

                  O. This Agreement is a continuing agreement which shall remain in force until the Secured Party shall actually receive written notice of its termination and thereafter until all of the Indebtedness contracted for or created before receipt of the notice and any extensions or renewals of that Indebtedness (whether made before or after receipt of the notice) including without limitation all interest thereon both before and after receipt of the notice shall be paid in full.

          VIII. Pledged Instruments and Securities. If any part of the Collateral is instruments, securities or certificates (including, without limitation, certificates of deposit), the following provisions apply in addition to and not in lieu of the other provisions of this Agreement:

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                  (a) If any part of the Collateral is securities, the Debtor irrevocably constitutes and appoints the Secured Party, whether or not the securities have been transferred into the name of the Secured Party or its nominee, as the Debtor's proxy with full power to
         (i) attend all meetings of securities holders of the issuer of the securities (the "Issuer") held after the date of this Agreement and to vote the securities at those meetings in such manner as the Secured Party shall in its sole discretion deem appropriate, including without limitation, in favor of liquidation of the Issuer;
         (ii) to consent in the sole discretion of the Secured Party to any action by or concerning the Issuer for which the consent of the securities holders of the Issuer is or may be necessary or appropriate; and (iii) without limitation to do all things which the Debtor could do as a securities holder of the Issuer with full power of substitution. Notwithstanding the foregoing, the Debtor alone shall have the rights under this paragraph and the Secured Party may not exercise those rights (whether or not the securities have been transferred into the name of the Secured Party or its nominee) so long as no Event of Default has occurred. The proxy contained in this paragraph shall terminate when this Agreement terminates as provided hereafter. The Debtor hereby revokes all proxies heretofore given to any person or persons and agrees not to give any other proxies in derogation of this proxy so long as this Agreement is in force.

                  (b) The Debtor authorizes and appoints the Secured Party as the Debtor's attorney-in-fact to transfer, from and after the occurrence of an Event of Default, all or any part of any instruments, securities or certificates constituting Collateral into the Secured Party's name or that of its nominee so that the Secured Party or its nominee may appear of record as the sole owner of the instruments, securities or certificates. After the occurrence of any Event of Default, the Debtor waives all rights to be advised or to receive any notices, statements or communications received by the Secured Party or its nominee as the record owner, and agrees that no proxy or proxies issued by the Secured Party to the Debtor or its designee shall thereafter be effective.

                  (c) (i) Until the occurrence of an Event of Default, the Debtor reserves the right to receive all income from the instruments, securities or certificates and if the Secured Party receives any of that income prior to default it will pay the income promptly to the Debtor.

                      (ii) After the occurrence of an Event of Default, the
                  Debtor will not demand or receive any income from the instruments, securities or certificates and if the Debtor receives any of that income, without demand the Debtor will pay it promptly to the Secured Party. The Secured Party may apply the net cash receipts of such income to


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                  payment of any of the Indebtedness but the Secured Party
                  shall account for and pay over to the Debtor any income remaining after full payment of the Indebtedness.

                  (d) (i) Whether or not an Event of Default has occurred, the Debtor authorizes the Secured Party to receive any increase in or dividends-in-kind on the securities, instruments or certificates and any distribution upon the dissolution and liquidation of the Issuer of the securities, instruments or certificates, to surrender such securities, instruments or certificates or any part thereof in exchange therefor, and to hold the receipt from any distribution or increase as part of the Collateral. However, the Secured Party or its nominee need not collect interest on or principal of any instruments, securities or certificates or give any notice of nonpayment with respect to such principal or interest.

                      (ii) If the Debtor receives any such increase, profits
                  or distribution, the Debtor will deliver such receipts promptly to the Secured Party to be held by the Secured Party as provided in this paragraph.

          IX. Waiver. IF AN EVENT OF DEFAULT SHOULD OCCUR, THE DEBTOR WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THE DEBTOR MAY HAVE TO NOTICE AND A HEARING BEFORE THE SECURED PARTY TAKES POSSESSION OF THE COLLATERAL BY SELF-HELP, REPLEVIN, ATTACHMENT, SETOFF OR OTHERWISE.


         EXECUTED and delivered as of the day and year first above written.

                        ARMOR HOLDINGS, INC.


                        By:__________________________________

                           Its:______________________________


                                         (CORPORATE SEAL)


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